CARRIAGE SERVICES ANNOUNCES SECOND QUARTER 2017 RESULTS AND
REVISES ROLLING FOUR QUARTER OUTLOOK
HOUSTON – July 26, 2017 – Carriage Services, Inc. (NYSE: CSV) today announced results for the second quarter ended June 30, 2017.
Mel Payne, Chief Executive Officer, stated, “After over five outstanding years of Good To Great Journey performance records, we had a relatively weak earnings performance in the second quarter of 2017, i.e. GAAP Diluted EPS of $0.24 (down 20.0% from prior year) and Adjusted Diluted EPS of $0.30 (down 18.9%) on record revenue of $63.9 million (up 3.2%). Adjusted Free Cash Flow also decreased $9.8 million in the first half of 2017 compared to last year. Our earnings underperformance in the second quarter was primarily related to a 460 basis point decline in our Acquisition Funeral Field EBITDA Margin to 38.0%, a continuation from the first quarter of weak same store cemetery sales and margin performance, a 16.0% increase in Total Overhead comparative quarter over quarter and a one million increase (6.0%) in the diluted share count for the second quarter calculated under our convertible subordinated debt formula because of the share price increase this year versus last.
We view specific areas of concentrated operational weakness, i.e. integration of recent funeral home acquisitions and same store cemetery sales and margins, as “glass half full” opportunities for improvement toward our goal of maximizing the long term intrinsic value of Carriage. Moreover, we have taken the opportunity to selectively increase our investment in quality people within our Corporate Development, Operational Support and Information Technology teams in order to support what we believe will be an increased level of industry consolidation over the next five years. These specific people investments combined with higher than expected severance and public company costs led to the $1.2 million increase in Total Overhead Expenses in the second quarter of this year versus last.
As part of Carriage’s continued evolution, we previously made the commitment to only report Non-GAAP items if they were truly ‘non-recurring.’ This reporting change has decreased our year to date 2017 Adjusted Diluted EPS by $0.05 compared to the first half of 2016. The increase in our diluted share count has also negatively impacted our 2017 Adjusted Diluted EPS by $0.05.
We are only two quarters into the second five year timeframe of our Good To Great Journey and have the view that the next five to ten years will produce performance trends that confirm the superiority of Carriage’s High Performance Culture Framework as an operating, consolidating and value creation platform for the funeral and cemetery industries.
Second quarter highlights are shown below:
Three Months Ended June 30, 2017 compared to Three Months Ended June 30, 2016

•	Record Total Revenue of $63.9 million, an increase of 3.2%;

•	Net Income of $4.4 million, a decrease of 15.2%;

•	GAAP Diluted Earnings Per Share of $0.24, a decrease of 20.0%;

•	Record Total Field EBITDA of $25.3 million, an increase of 0.7%;

•	Total Field EBITDA Margin down 100 basis points to 39.6%;

•	Adjusted Consolidated EBITDA of $16.5 million, a decrease of 7.1%;

•	Adjusted Consolidated EBITDA Margin down 280 basis points to 25.9%;

•	Adjusted Net Income of $5.5 million, a decrease of 13.1%; and

•	Adjusted Diluted Earnings Per Share of $0.30, a decrease of 18.9%.

Six Months Ended June 30, 2017 compared to Six Months Ended June 30, 2016

•	Record Total Revenue of $132.0 million, an increase of 5.4%;

•	Record Net Income of $11.5 million, an increase of 17.6%;

•	Record GAAP Diluted Earnings Per Share of $0.63, an increase of 10.5%;

•	Record Total Field EBITDA of $54.8 million, an increase of 3.8%;

•	Total Field EBITDA Margin down 70 basis points to 41.5%;

•	Adjusted Consolidated EBITDA of $37.1 million, a decrease of 1.6%;

•	Adjusted Consolidated EBITDA Margin down 200 basis points to 28.1%;

•	Adjusted Net Income of $13.6 million, a decrease of 4.8%; and

•	Adjusted Diluted Earnings Per Share of $0.75, a decrease of 10.7%.
Listed below are High Performance Hero Managing Partners leading us during the second quarter on our Good To Great Journey,” concluded Mr. Payne.

Dave DeRubeis	Cody-White Funeral Home; Milford, CT
Patrick Schoen*	Jacob Schoen & Son Funeral Home; New Orleans, LA
Jason Higginbotham	Lakeland Funeral Home; Lakeland, FL
Heather Simons	Hubbard Funeral Home; Baltimore, MD
Randy Valentine	Dieterle Memorial Home & Cremation Ceremonies; Montgomery, IL
Bob Thomas	Malone Funeral Home; Grayson, KY
Pam Parramore	Baker-Stevens-Parramore Funeral Homes; Middletown, OH
Cliff Pope*	Havenbrook Funeral Home; Norman, OK
Scott Glover	Alsip & Persons Funeral Chapel; Nampa, ID

* Notes High Performance Heroes from First Quarter 2017.
TRUST FUND PERFORMANCE
Shown below are consolidated performance metrics for the combined trust fund portfolios (preneed funeral, cemetery merchandise and services and cemetery perpetual care) at key dates.

Investment Performance
	Investment Performance(1)		Index Performance
	Discretionary	Total Trust	S&P 500 Stock Index	High Yield Index	70/30 index Benchmark(2)

6 months ended 06/30/2017	4.6%	4.3%	9.3%	4.9%	6.2%
1 year ended 12/31/2016	19.7%	18.3%	12.0%	17.6%	15.9%
2 years ended 12/31/2016	16.0%	15.1%	13.5%	12.0%	12.4%
3 years ended 12/31/2016	25.7%	24.2%	28.9%	14.8%	19.0%
4 years ended 12/31/2016	43.6%	41.2%	70.6%	23.4%	37.6%
5 years ended 12/31/2016	72.8%	65.4%	97.8%	42.6%	59.2%

(1) Investment performance includes realized income and unrealized appreciation.
(2) The 70/30 Benchmark is 70% weighted to the High Yield Index and 30% weighted to the S&P 500 Stock Index.

Asset Allocation as of June 30, 2017 (in thousands)
	Discretionary Trust Funds		Total Trust Funds
Asset Class	MV	%	MV	%
Cash	$13,951	7%	$29,296	12%
Equities	60,894	31%	63,433	28%
Fixed Income	119,057	60%	130,442	58%
Other/Insurance	3,279	2%	3,472	2%
Total Portfolios	$197,181	100%	$226,643	100%
For the six months ended June 30, 2017, Carriage’s discretionary trust funds returned 4.6% versus 6.2% for the 70/30 index benchmark. The performance of our preneed trust fund portfolio in the second quarter was in line with our expectations and reflected no change in our overall portfolio strategy.
ADJUSTED FREE CASH FLOW
We produced Adjusted Free Cash Flow from operations for the three and six months ended June 30, 2017 of $9.2 million and $15.5 million, respectively, compared to Adjusted Free Cash Flow from operations of $13.2 million and $25.4 million for the corresponding periods in 2016. The year over year decrease in Adjusted Free Cash Flow was due to weak operating performance, the reduction of Non-GAAP “cash items” and timing of maintenance capital expenditures and federal tax payments during the first half of the year.
A reconciliation of Cash Flow Provided by Operations to Adjusted Free Cash Flow for the three and six months ended June 30, 2017 and 2016 is as follows (in thousands):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,

	2016	2017	2016	2017
Cash Flow Provided by Operations	$14,753	$12,087	$24,986	$20,246
Cash Used for Maintenance Capital Expenditures	(1,755)	(2,929)	(3,373)	(4,702)
Free Cash Flow	$12,998	$9,158	$21,613	$15,544

Plus: Incremental Special Items:
Acquisition and Divestiture Expenses	—	—	516	—
Severance Costs	—	—	2,759	—
Consulting Fees	228	—	496	—
Adjusted Free Cash Flow	$13,226	$9,158	$25,384	$15,544

ROLLING FOUR QUARTER OUTLOOK
The Rolling Four Quarter Outlook (“Outlook”) reflects management’s opinion on the performance of the portfolio of existing businesses, including performance of existing trusts, and excludes size and timing of acquisitions for the Rolling Four Quarter Outlook period ending June 30, 2018 unless we have a signed Letter of Intent and high likelihood of a closing within 90 days. This Outlook is not intended to be management estimates or forecasts of our future performance, as we believe precise estimates will be precisely wrong all the time. Rather our intent and goal is to reflect a “roughly right range” most of the time of future Rolling Four Quarter Outlook performance as we execute our Standards Operating, Strategic Acquisition and 4E Leadership Models over time.
Similarly, we self-publish a Company and Investment Profile, available on our website, that includes a Five Year “Roughly Right Scenario” of our future performance which together with our Five Year Trend Report provides investors a ten year past and future profile of our financial value creation dynamics and condition, making it easier to judge whether our “trends will continue to be the friend” of long term investors.
In light of current operating trends and increased Overhead expenses, we are lowering our Rolling Four Quarter Outlook of Adjusted Diluted Earnings Per Share by $0.08 to a range of $1.65 - $1.69 for the period ending June 30, 2018.
ROLLING FOUR QUARTER OUTLOOK – Period Ending June 30, 2018

Range (in millions, except per share amounts)
Revenues	$262 - $266
Adjusted Consolidated EBITDA	$77 - $81
Adjusted Net Income	$29 - $31
Adjusted Basic Earnings Per Share	$1.76 - $1.80
Adjusted Diluted Earnings Per Share(1)	$1.65 - $1.69
Factors affecting our analysis include, among others, funeral contract volumes, average revenue per funeral service, cemetery interment volumes, preneed cemetery sales, capital expenditures, execution of our funeral and cemetery Standards Operating Model, market volatility and changes in Federal Reserve monetary policy. Revenues, Adjusted Consolidated EBITDA, Adjusted Net Income, Adjusted Basic Earnings Per Share and Adjusted Diluted Earnings Per Share for the four quarter period ending June 30, 2018 are expected to improve relative to the trailing four quarter period ended June 30, 2017 due to increases in our existing Funeral Home and Cemetery operating portfolio.

(1)
The Rolling Four Quarter Outlook on Adjusted Diluted Earnings Per Share does not include any changes to our fully diluted share count that could occur related to additional share repurchases or a stock price increase and EPS dilution calculations related to our convertible subordinated notes and outstanding and exercisable stock options.

CONFERENCE CALL AND INVESTOR RELATIONS CONTACT
Carriage Services has scheduled a conference call for tomorrow, July 27, 2017 at 9:30 a.m. central time. To participate in the call, please dial 866-516-3867 (ID-55235237) and ask for the Carriage Services conference call. A replay of the conference call will be available through July 31, 2017 and may be accessed by dialing 855-859-2056 (ID-55235237). The conference call will also be available at www.carriageservices.com.
For any investor relations questions, please contact Viki Blinderman at 713-332-8568 or Ben Brink at 713-332-8441 or email InvestorRelations@carriageservices.com.

CARRIAGE SERVICES, INC.
OPERATING AND FINANCIAL TREND REPORT
(in thousands, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2017	% Change	2016	2017	% Change

Same Store Contracts
Atneed Contracts	5,867	5,825	(0.7%)	12,165	12,323	1.3%
Preneed Contracts	1,379	1,384	0.4%	2,883	2,880	(0.1%)
Total Same Store Funeral Contracts	7,246	7,209	(0.5%)	15,048	15,203	1.0%
Acquisition Contracts
Atneed Contracts	769	1,015	32.0%	1,489	2,204	48.0%
Preneed Contracts	127	198	55.9%	266	430	61.7%
Total Acquisition Funeral Contracts	896	1,213	35.4%	1,755	2,634	50.1%
Total Funeral Contracts	8,142	8,422	3.4%	16,803	17,837	6.2%

Funeral Operating Revenue
Same Store Revenue	$38,583	$38,561	(0.1%)	$79,935	$81,278	1.7%
Acquisition Revenue	5,745	8,119	41.3%	11,307	17,364	53.6%
Total Funeral Operating Revenue	$44,328	$46,680	5.3%	$91,242	$98,642	8.1%

Cemetery Operating Revenue
Same Store Revenue	$12,494	$11,935	(4.5%)	$23,626	$22,774	(3.6%)
Acquisition Revenue	625	700	12.0%	1,334	1,609	20.6%
Total Cemetery Operating Revenue	$13,119	$12,635	(3.7%)	$24,960	$24,383	(2.3%)

Financial Revenue
Preneed Funeral Commission Income	$356	$333	(6.5%)	$777	$636	(18.1%)
Preneed Funeral Trust Earnings	1,783	1,726	(3.2%)	3,750	3,672	(2.1%)
Cemetery Trust Earnings	1,831	2,028	10.8%	3,597	3,744	4.1%
Preneed Cemetery Finance Charges	448	450	0.4%	870	932	7.1%
Total Financial Revenue	$4,418	$4,537	2.7%	$8,994	$8,984	(0.1%)
Total Revenue	$61,865	$63,852	3.2%	$125,196	$132,009	5.4%

Field EBITDA
Same Store Funeral Field EBITDA	$14,314	$14,448	0.9%	$31,225	$32,173	3.0%
Same Store Funeral Field EBITDA Margin	37.1%	37.5%	40 bp	39.1%	39.6%	50 bp
Acquisition Funeral Field EBITDA	2,449	3,082	25.8%	4,862	7,096	45.9%
Acquisition Funeral Field EBITDA Margin	42.6%	38.0%	(460 bp)	43.0%	40.9%	(210 bp)
Total Funeral Field EBITDA	$16,763	$17,530	4.6%	$36,087	$39,269	8.8%
Total Funeral Field EBITDA Margin	37.8%	37.6%	(20 bp)	39.6%	39.8%	20 bp

Same Store Cemetery Field EBITDA	$4,098	$3,343	(18.4%)	$7,941	$6,638	(16.4%)
Same Store Cemetery Field EBITDA Margin	32.8%	28.0%	(480 bp)	33.6%	29.1%	(450 bp)
Acquisition Cemetery Field EBITDA	91	190	108.8%	312	543	74.0%
Acquisition Cemetery Field EBITDA Margin	14.6%	27.1%	1,250 bp	23.4%	33.7%	1,030 bp
Total Cemetery Field EBITDA	$4,189	$3,533	(15.7%)	$8,253	$7,181	(13.0%)
Total Cemetery Field EBITDA Margin	31.9%	28.0%	(390 bp)	33.1%	29.5%	(360 bp)

Funeral Financial EBITDA	$1,921	$1,787	(7.0%)	$4,118	$3,830	(7.0%)
Cemetery Financial EBITDA	2,220	2,418	8.9%	4,323	4,505	4.2%
Total Financial EBITDA	$4,141	$4,205	1.5%	$8,441	$8,335	(1.3%)
Total Financial EBITDA Margin	93.7%	92.7%	(100 bp)	93.9%	92.8%	(110 bp)

Total Field EBITDA	$25,093	$25,268	0.7%	$52,781	$54,785	3.8%
Total Field EBITDA Margin	40.6%	39.6%	(100 bp)	42.2%	41.5%	(70 bp)

OPERATING AND FINANCIAL TREND REPORT
(in thousands, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2017	% Change	2016	2017	% Change

Overhead
Total Variable Overhead	$2,186	$2,542	16.3%	$7,586	$4,708	(37.9%)
Total Regional Fixed Overhead	844	826	(2.1%)	1,719	1,893	10.1%
Total Corporate Fixed Overhead	4,510	5,381	19.3%	9,573	11,113	16.1%
Total Overhead	$7,540	$8,749	16.0%	$18,878	$17,714	(6.2%)
Overhead as a Percentage of Revenue	12.2%	13.7%	150 bp	15.1%	13.4%	(170 bp)

Consolidated EBITDA	$17,553	$16,519	(5.9%)	$33,903	$37,071	9.3%
Consolidated EBITDA Margin	28.4%	25.9%	(250 bp)	27.1%	28.1%	100 bp

Other Expenses and Interest
Depreciation & Amortization	$3,957	$4,025	1.7%	$7,691	$7,872	2.4%
Non-Cash Stock Compensation	1,006	773	(23.2%)	1,964	1,609	(18.1%)
Interest Expense	2,968	3,206	8.0%	5,819	6,235	7.1%
Accretion of Discount on Convertible Subordinated Notes	954	1,066	11.7%	1,881	2,103	11.8%
Loss on Early Extinguishment of Debt	—	—		567	—
Other, Net	—	—		(305)	(3)
Pretax Income	$8,668	$7,449	(14.1%)	$16,286	$19,255	18.2%
Provision for Income Taxes	3,468	2,980		6,515	7,702
Tax Adjustment Related to Certain Discrete Items	—	59		—	59
Total Tax Provision	$3,468	$3,039		$6,515	$7,761
GAAP Net Income	$5,200	$4,410	(15.2%)	$9,771	$11,494	17.6%

Special Items, Net of Tax except for **
Acquisition and Divestiture Expenses	$—	$—		$336	$—
Severance and Retirement Costs	—	—		1,794	—
Consulting Fees	148	—		323	—
Accretion of Discount on Convertible Subordinated Notes **	954	1,066		1,881	2,103
Loss on Early Extinguishment of Debt	—	—		369	—
Gain on Sale of Assets	—	—		(198)	—
Sum of Special Items, Net of Tax	$1,102	$1,066	(3.3%)	$4,505	$2,103	(53.3%)

Adjusted Net Income	$6,302	$5,476	(13.1%)	$14,276	$13,597	(4.8%)
Adjusted Net Profit Margin	10.2%	8.6%	(160 bp)	11.4%	10.3%	(110 bp)

Adjusted Basic Earnings Per Share	$0.38	$0.33	(13.2%)	$0.86	$0.82	(4.7%)
Adjusted Diluted Earnings Per Share	$0.37	$0.30	(18.9%)	$0.84	$0.75	(10.7%)

GAAP Basic Earnings Per Share	$0.31	$0.26	(16.1%)	$0.59	$0.69	16.9%
GAAP Diluted Earnings Per Share	$0.30	$0.24	(20.0%)	$0.57	$0.63	10.5%

Weighted Average Basic Shares Outstanding	16,516	16,652		16,488	16,625
Weighted Average Diluted Shares Outstanding	17,075	18,093		16,862	18,083

Reconciliation to Adjusted Consolidated EBITDA
Consolidated EBITDA	$17,553	$16,519	(5.9%)	$33,903	$37,071	9.3%
Acquisition and Divestiture Expenses	—	—		516	—
Severance and Retirement Costs	—	—		2,759	—
Consulting Fees	228	—		496	—
Adjusted Consolidated EBITDA	$17,781	$16,519	(7.1%)	$37,674	$37,071	(1.6%)
Adjusted Consolidated EBITDA Margin	28.7%	25.9%	(280 bp)	30.1%	28.1%	(200 bp)

CARRIAGE SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

		(unaudited)
	December 31, 2016	June 30, 2017
ASSETS
Current assets:
Cash and cash equivalents	$3,286	$435
Accounts receivable, net	18,860	17,015
Inventories	6,147	6,327
Prepaid expenses	2,640	1,096
Other current assets	2,034	594
Total current assets	32,967	25,467
Preneed cemetery trust investments	69,696	70,176
Preneed funeral trust investments	89,240	88,503
Preneed receivables, net	30,383	31,584
Receivables from preneed trusts	14,218	15,077
Property, plant and equipment, net	235,113	235,468
Cemetery property, net	76,119	76,995
Goodwill	275,487	275,487
Intangible and other non-current assets	14,957	14,745
Cemetery perpetual care trust investments	46,889	47,539
Total assets	$885,069	$881,041
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and capital lease obligations	$13,267	$15,237
Accounts payable	10,198	6,446
Other liabilities	717	775
Accrued liabilities	20,091	14,312
Total current liabilities	44,273	36,770
Long-term debt, net of current portion	137,862	129,627
Revolving credit facility	66,542	61,081
Convertible subordinated notes due 2021	119,596	121,955
Obligations under capital leases, net of current portion	2,630	2,560
Deferred preneed cemetery revenue	54,631	55,093
Deferred preneed funeral revenue	33,198	34,756
Deferred tax liability	40,555	43,216
Other long-term liabilities	2,567	2,430
Deferred preneed cemetery receipts held in trust	69,696	70,176
Deferred preneed funeral receipts held in trust	89,240	88,503
Care trusts’ corpus	46,290	47,015
Total liabilities	707,080	693,182
Commitments and contingencies:
Stockholders’ equity:
Common stock, $.01 par value; 80,000,000 shares authorized; 22,490,855 and 22,569,361 shares issued at December 31, 2016 and June 30, 2017, respectively	225	226
Additional paid-in capital	215,064	215,694
Retained earnings	22,966	32,205
Treasury stock, at cost; 5,849,316 shares at December 31, 2016 and June 30, 2017	(60,266)	(60,266)
Total stockholders’ equity	177,989	187,859
Total liabilities and stockholders’ equity	$885,069	$881,041

CARRIAGE SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2016	2017	2016	2017

Revenues:
Funeral	$46,467	$48,739	$95,769	$102,950
Cemetery	15,398	15,113	29,427	29,059
	61,865	63,852	125,196	132,009
Field costs and expenses:
Funeral	27,783	29,422	55,564	59,851
Cemetery	8,989	9,162	16,851	17,373
Depreciation and amortization	3,571	3,647	6,907	7,118
Regional and unallocated funeral and cemetery costs	2,715	2,954	5,764	5,908
	43,058	45,185	85,086	90,250
Gross profit	18,807	18,667	40,110	41,759
Corporate costs and expenses:
General, administrative and other	5,831	6,568	15,078	13,415
Home office depreciation and amortization	386	378	784	754
	6,217	6,946	15,862	14,169
Operating income	12,590	11,721	24,248	27,590
Interest expense	(2,968)	(3,206)	(5,819)	(6,235)
Accretion of discount on convertible subordinated notes	(954)	(1,066)	(1,881)	(2,103)
Loss on early extinguishment of debt	—	—	(567)	—
Other, net	—	—	305	3
Income before income taxes	8,668	7,449	16,286	19,255
Provision for income taxes	(3,468)	(2,980)	(6,515)	(7,702)
Tax adjustment related to certain discrete items	—	(59)	—	(59)
Total provision for income taxes	(3,468)	(3,039)	(6,515)	(7,761)
Net income	$5,200	$4,410	$9,771	$11,494

Basic earnings per common share:	$0.31	$0.26	$0.59	$0.69
Diluted earnings per common share:	$0.30	$0.24	$0.57	$0.63

Dividends declared per common share:	$0.025	$0.050	$0.050	$0.100

Weighted average number of common and common equivalent shares outstanding:
Basic	16,516	16,652	16,488	16,625
Diluted	17,075	18,093	16,862	18,083

CARRIAGE SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	For the Six Months Ended June 30,
	2016	2017
Cash flows from operating activities:
Net income	$9,771	$11,494
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,691	7,872
Provision for losses on accounts receivable	1,052	1,112
Stock-based compensation expense	2,303	1,609
Deferred income tax expense	1,116	406
Amortization of deferred financing costs	420	408
Accretion of discount on convertible subordinated notes	1,881	2,103
Loss on early extinguishment of debt	567	—
Net (gain) loss on sale and disposal of other assets	(67)	311

Changes in operating assets and liabilities that provided (required) cash:
Accounts and preneed receivables	(2,271)	(468)
Inventories and other current assets	1,303	2,804
Intangible and other non-current assets	300	211
Preneed funeral and cemetery trust investments	4,941	(1,252)
Accounts payable	(1,148)	(3,750)
Accrued and other liabilities	1,735	(5,102)
Deferred preneed funeral and cemetery revenue	(669)	2,020
Deferred preneed funeral and cemetery receipts held in trust	(3,939)	468
Net cash provided by operating activities	24,986	20,246

Cash flows from investing activities:
Acquisitions and land for new construction	(9,406)	(625)
Purchase of land and buildings previously leased	(6,258)	—
Net proceeds from the sale of other assets	555	—
Capital expenditures	(7,830)	(8,790)
Net cash used in investing activities	(22,939)	(9,415)

Cash flows from financing activities:
Borrowings from the revolving credit facility	27,100	36,800
Payments against the revolving credit facility	(59,700)	(42,400)
Borrowings from the term loan	39,063	—
Payments against the term loan	(5,625)	(5,625)
Payments on other long-term debt and obligations under capital leases	(689)	(723)
Payments on contingent consideration recorded at acquisition date	—	(101)
Proceeds from the exercise of stock options and employee stock purchase plan contributions	457	544
Taxes paid on restricted stock vestings and exercise of non-qualified options	(528)	(509)
Dividends paid on common stock	(831)	(1,668)
Payment of loan origination costs related to the credit facility	(717)	—
Excess tax deficiency of equity compensation	(229)	—
Net cash used in financing activities	(1,699)	(13,682)

Net increase (decrease) in cash and cash equivalents	348	(2,851)
Cash and cash equivalents at beginning of period	535	3,286
Cash and cash equivalents at end of period	$883	$435

NON-GAAP FINANCIAL MEASURES
This press release uses Non-GAAP financial measures to present the financial performance of the Company. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported operating results or cash flow from operations or any other measure of performance as determined in accordance with GAAP. We believe the Non-GAAP results are useful to investors because such results help investors compare our results to previous periods and provide insights into underlying trends in our business. The Company’s GAAP financial statements accompany this release. Reconciliations of the Non-GAAP financial measures to GAAP measures are provided in this press release.

The Non-GAAP financial measures include “Special Items”, “Adjusted Net Income”, “Consolidated EBITDA”, “Adjusted Consolidated EBITDA”, “Adjusted Consolidated EBITDA Margin”, “Adjusted Free Cash Flow”, “Funeral, Cemetery and Financial EBITDA”, “Total Field EBITDA”, “Total Field EBITDA Margin”, “Adjusted Basic Earnings Per Share” and “Adjusted Diluted Earnings Per Share” in this press release.  These financial measurements are defined as similar GAAP items adjusted for Special Items and are reconciled to GAAP in this press release. In addition, the Company’s presentation of these measures may not be comparable to similarly titled measures in other companies’ reports. The definitions used by the Company for our internal management purposes and in this press release are as follows:

•
Special Items are defined as charges or credits included in our GAAP financial statements that can vary from period to period and are not reflective of costs incurred in the ordinary course of our operations. Special Items are taxed at the federal statutory rate of 35 percent for both the three and six months ended June 30, 2016 and 2017, except for the accretion of the discount on the Convertible Notes as this is a non-tax deductible item.

•	Adjusted Net Income is defined as net income plus adjustments for Special Items and other non-recurring expenses or credits.

•	Consolidated EBITDA is defined as net income before income taxes, interest expenses, non-cash stock compensation, depreciation and amortization, and interest income and other, net.

•	Adjusted Consolidated EBITDA is defined as Consolidated EBITDA plus adjustments for Special Items and non-recurring expenses or credits.

•	Adjusted Consolidated EBITDA Margin is defined as Adjusted Consolidated EBITDA as a percentage of revenue.

•	Adjusted Free Cash Flow is defined as net cash provided by operations, adjusted by Special Items as deemed necessary, less cash for maintenance capital expenditures.

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Funeral Field EBITDA is defined as Funeral Gross Profit, which is funeral revenue minus funeral field costs and expenses, less depreciation and amortization, regional and unallocated funeral costs and Funeral Financial EBITDA.

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Cemetery Field EBITDA is defined as Cemetery Gross Profit, which is cemetery revenue minus cemetery field costs and expenses, less depreciation and amortization, regional and unallocated cemetery costs and Cemetery Financial EBITDA.

•	Funeral Financial EBITDA is defined as Funeral Financial Revenue less Funeral Financial Expenses.

•	Cemetery Financial EBITDA is defined as Cemetery Financial Revenue less Cemetery Financial Expenses.

•	Total Field EBITDA is defined as Gross Profit less depreciation and amortization, regional and unallocated funeral and cemetery costs.

•	Total Field EBITDA Margin is defined as Total Field EBITDA as a percentage of revenue.

•	Adjusted Basic Earnings Per Share is defined as GAAP Basic Earnings Per Share, adjusted for Special Items.

•	Adjusted Diluted Earnings Per Share is defined as GAAP Diluted Earnings Per Share, adjusted for Special Items.

Reconciliation of Non-GAAP Financial Measures:
This press release includes the use of certain financial measures that are not GAAP measures. The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures below.
Reconciliation of Net Income to Adjusted Net Income for the three and six months ended June 30, 2016 and 2017 (in thousands):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,

	2016	2017	2016	2017
Net Income	$5,200	$4,410	$9,771	$11,494
Special Items, Net of Tax except for **
Acquisition and Divestiture Expenses	—	—	336	—
Severance and Retirement Costs	—	—	1,794	—
Consulting Fees	148	—	323	—
Accretion of Discount on Convertible Subordinated Notes **	954	1,066	1,881	2,103
Loss on Early Extinguishment of Debt	—	—	369	—
Gain on Sale of Assets	—	—	(198)	—
Total Special Items affecting Net Income	$1,102	$1,066	$4,505	$2,103
Adjusted Net Income	$6,302	$5,476	$14,276	$13,597
Reconciliation of Net Income to Consolidated EBITDA and Adjusted Consolidated EBITDA for the three and six months ended June 30, 2016 and 2017 (in thousands):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,

	2016	2017	2016	2017
Net Income	$5,200	$4,410	$9,771	$11,494
Total Tax Provision	3,468	3,039	6,515	7,761
Pretax Income	$8,668	$7,449	$16,286	$19,255
Interest Expense	2,968	3,206	5,819	6,235
Accretion of Discount on Convertible Subordinated Notes	954	1,066	1,881	2,103
Loss on Early Extinguishment of Debt	—	—	567	—
Non-Cash Stock Compensation	1,006	773	1,964	1,609
Depreciation & Amortization	3,957	4,025	7,691	7,872
Other, Net	—	—	(305)	(3)
Consolidated EBITDA	$17,553	$16,519	$33,903	$37,071
Adjusted For:
Acquisition and Divestiture Expenses	—	—	516	—
Severance and Retirement Costs	—	—	2,759	—
Consulting Fees	228	—	496	—
Adjusted Consolidated EBITDA	$17,781	$16,519	$37,674	$37,071
Revenue	$61,865	$63,852	$125,196	$132,009

Adjusted Consolidated EBITDA Margin	28.7%	25.9%	30.1%	28.1%

Reconciliation of Funeral and Cemetery Gross Profit to Field EBITDA for the three and six months ended June 30, 2016 and 2017 (in thousands):

Funeral Field EBITDA	For the Three Months Ended June 30,		For the Six Months Ended June 30,

	2016	2017	2016	2017
Gross Profit (GAAP)	$14,388	$14,412	$31,356	$33,381
Depreciation & Amortization	2,138	2,529	4,216	4,898
Regional & Unallocated Costs	2,158	2,376	4,633	4,820
Funeral Financial EBITDA	(1,921)	(1,787)	(4,118)	(3,830)
Funeral Field EBITDA	$16,763	$17,530	$36,087	$39,269

Cemetery Field EBITDA	For the Three Months Ended June 30,		For the Six Months Ended June 30,

	2016	2017	2016	2017
Gross Profit (GAAP)	$4,419	$4,255	$8,754	$8,378
Depreciation & Amortization	1,433	1,118	2,691	2,220
Regional & Unallocated Costs	557	578	1,131	1,088
Cemetery Financial EBITDA	(2,220)	(2,418)	(4,323)	(4,505)
Cemetery Field EBITDA	$4,189	$3,533	$8,253	$7,181

Total Field EBITDA	For the Three Months Ended June 30,		For the Six Months Ended June 30,

	2016	2017	2016	2017
Funeral Field EBITDA	$16,763	$17,530	$36,087	$39,269
Cemetery Field EBITDA	4,189	3,533	8,253	7,181
Funeral Financial EBITDA	1,921	1,787	4,118	3,830
Cemetery Financial EBITDA	2,220	2,418	4,323	4,505
Total Field EBITDA	$25,093	$25,268	$52,781	$54,785
Reconciliation of GAAP Basic Earnings Per Share to Adjusted Basic Earnings Per Share for the three and six months ended June 30, 2016 and 2017:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,

	2016	2017	2016	2017
GAAP Basic Earnings Per Share	$0.31	$0.26	$0.59	$0.69
Special Items Affecting Net Income	0.07	0.07	0.27	0.13
Adjusted Basic Earnings Per Share	$0.38	$0.33	$0.86	$0.82
Reconciliation of GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share for the three and six months ended June 30, 2016 and 2017:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,

	2016	2017	2016	2017
GAAP Diluted Earnings Per Share	$0.30	$0.24	$0.57	$0.63
Special Items Affecting Net Income	0.07	0.06	0.27	0.12
Adjusted Diluted Earnings Per Share	$0.37	$0.30	$0.84	$0.75

On page three of this press release, we present the Rolling Four Quarter Outlook (“Outlook”) which reflects management’s opinion on the performance of the portfolio of existing businesses, including performance of existing trusts, and excludes size and timing of acquisitions for the Rolling Four Quarter Outlook period ending June 30, 2018 unless we have a signed Letter of Intent and high likelihood of a closing within 90 days. This Outlook is not intended to be management estimates or forecasts of our future performance, as we believe precise estimates will be precisely wrong all the time.  The following four reconciliations are presented at the midpoint of the range in this Outlook.
Reconciliation of Net Income to Consolidated EBITDA and Adjusted Consolidated EBITDA for the estimated Rolling Four Quarters ending June 30, 2018 (in thousands):

Rolling Four Quarter Outlook
June 30, 2018E
Net Income	$25,700
Total Tax Provision	17,200
Pretax Income	$42,900
Net Interest Expense, including Accretion of Discount on Convertible Subordinated Notes	16,500
Depreciation & Amortization, including Non-cash Stock Compensation	19,600
Consolidated EBITDA	$79,000
Adjusted for Special Items	—
Adjusted Consolidated EBITDA	$79,000
Reconciliation of Net Income to Adjusted Net Income for the estimated Rolling Four Quarters ending June 30, 2018 (in thousands):

Rolling Four Quarter Outlook
June 30, 2018E
Net Income	$25,700
Special Items	4,200
Adjusted Net Income	$29,900
Reconciliation of GAAP Basic Earnings Per Share to Adjusted Basic Earnings Per Share for the estimated Rolling Four Quarters ending June 30, 2018:

Rolling Four Quarter Outlook
June 30, 2018E
GAAP Basic Earnings Per Share	$1.53
Special Items Affecting Net Income	0.25
Adjusted Basic Earnings Per Share	$1.78
Reconciliation of GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share for the estimated Rolling Four Quarters ending June 30, 2018:

Rolling Four Quarter Outlook
June 30, 2018E
GAAP Diluted Earnings Per Share	$1.43
Special Items Affecting Net Income	0.23
Adjusted Diluted Earnings Per Share	$1.66

Supplemental Information:
Funeral homes and cemeteries purchased after December 31, 2012 are referred to as “Acquired” in our Trend Report. This classification of acquisitions has been important to management and investors in monitoring the results of these businesses and to gauge the leveraging performance contribution that a selective acquisition program can have on total company performance.
The presentation below highlights the impact of our 2012 Acquired Portfolio that moved from Acquired to Same Store beginning January 1, 2017 (in thousands):

	For the Three Months Ended June 30, 2016		For the Six Months Ended June 30, 2016

	Revenue	EBITDA	Revenue	EBITDA
2012 Acquired Portfolio	$3,728	$1,460	$7,843	$3,219

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
Certain statements made herein or elsewhere by, or on behalf of, the Company that are not historical facts are intended to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition to historical information, this Press Release contains certain statements and information that may constitute forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding any projections of earnings, revenues, asset sales, cash flow, debt levels or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing and are based on our current expectations and beliefs concerning future developments and their potential effect on us. The words “may”, “will”, “estimate”, “intend”, “believe”, “expect”, “seek”, “project”, “forecast”, “foresee”, “should”, “would”, “could”, “plan”, “anticipate” and other similar words or expressions are intended to identify forward-looking statements, which are generally not historical in nature. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenues and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:

•	our ability to find and retain skilled personnel;

•	our ability to execute our growth strategy;

•	the effects of competition;

•	the execution of our Standards Operating, 4E Leadership and Strategic Acquisition Models;

•	changes in the number of deaths in our markets;

•	changes in consumer preferences;

•	our ability to generate preneed sales;

•	the investment performance of our funeral and cemetery trust funds;

•	fluctuations in interest rates;

•	our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness;

•	the timely and full payment of death benefits related to preneed funeral contracts funded through life insurance contracts;

•	the financial condition of third-party insurance companies that fund our preneed funeral contracts;

•	increased or unanticipated costs, such as insurance or taxes;

•	effects of the application of applicable laws and regulations, including changes in such regulations or the interpretation thereof;

•	consolidation of the deathcare industry; and

•	other factors and uncertainties inherent in the deathcare industry.
For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see “Risk Factors” in our most recent Annual Report on Form 10-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise. A copy of the Company’s Form 10-K, other Carriage Services information and news releases are available at www.carriageservices.com.
This press release includes the use of certain financial measures that are not GAAP measures. The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures in the tables presented above.